Mueller Industries, Inc. Reports Fiscal 2024 Fourth Quarter and Full Year Results

COLLIERVILLE, Tenn., February 4, 2025 -- Mueller Industries, Inc. (NYSE: MLI) today reported 2024 fourth quarter and full year results.

For the Fourth Quarter 2024 versus Fourth Quarter 2023:
•Net sales:            $923.5 million vs. $732.4 million, up 26.1%.
•Operating income:        $170.3 million vs. $135.2 million, up 26.0%.
•Net income:            $137.7 million vs. $119.2 million, up 15.4%.
•Diluted EPS:            $1.21 vs. $1.05, up 15.2%.

For the Full Year 2024 versus the Full Year 2023:
•Net sales:            $3.8 billion vs. $3.4 billion, up 10.2%.
•Operating income:        $770.4 million vs. $756.1 million, up 1.9%.
•Net income:            $604.9 million vs. $602.9 million, up 0.3%.
•Diluted EPS:            $5.31 vs. $5.30, up 0.2%.

Financial and Operating Commentary:
•The quarter over quarter increase in net sales of $191.2 million was primarily attributable to sales recorded by businesses acquired during the second half of 2024 and improved unit volume in our U.S. construction related products. Higher net selling prices also contributed to the increase in net sales, as COMEX copper averaged $4.22 per pound during the quarter, 13% higher than the prior year period.
•The fourth quarter results include $10.7 million of non-cash expense related to purchase accounting adjustments for the acquisitions.
•The Company generated $140.1 million of cash from operations in the fourth quarter, and $645.9 million for the year.
•Year-end cash and short-term investments totaled $1.06 billion, and our current ratio is 5.1 to 1.

Regarding the results, Greg Christopher, Mueller’s CEO said, “We ended 2024 on a very positive note, and in terms of quarter over quarter operating income performance, the fourth quarter was our strongest of the year. Despite subdued conditions, 2024 was a very solid year, as evidenced by our strong operational cash generation. Moreover, by year end, we successfully completed the integration of our Nehring Electrical Works and Elkhart Products acquisitions. Although they did not contribute to our fourth quarter operating income, we are excited about their progress and market position, and expect they will be important contributors in 2025.”
He added, “We enter 2025 with a number of promising initiatives underway, and are committed to reinvesting to strengthen and improve our core operations. In addition, we continue to search for acquisitions that will expand our infrastructure products platforms and provide opportunities to increase our capabilities, particularly in nonferrous metals manufacturing.
We believe that while the impact of the new administration’s trade and regulatory policies will take time, they will ultimately prove beneficial to our business. Our concentration in the U.S. and status as a leading manufacturer position us well, as the U.S. remains one of the most secure end markets. All in all, we maintain a positive outlook for our Company in 2025 and beyond.”

Mueller Industries, Inc. (NYSE: MLI) is an industrial corporation whose holdings manufacture vital goods for important markets such as air, water, oil and gas distribution; climate comfort; food preservation; energy transmission; medical; aerospace and automotive. It includes a network of companies and brands throughout North America, Europe, Asia, and the Middle East.

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Statements in this release that are not strictly historical may be “forward-looking” statements, which involve risks and uncertainties. These include economic and currency conditions, continued availability of raw materials and energy, market demand, pricing, competitive and technological factors, and the availability of financing, among others, as set forth in the Company’s SEC filings. The words “outlook,” “estimate,” “project,” “intend,” “expect,” “believe,” “target,” “encourage,” “anticipate,” “appear,” and similar expressions are intended to identify forward-looking statements. The reader should not place undue reliance on forward-looking statements, which speak only as of the date of this report. The Company has no obligation to publicly update or revise any forward-looking statements to reflect events after the date of this report.

CONTACT
Jeffrey A. Martin
(901) 753-3226

MUELLER INDUSTRIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	For the Quarter Ended		For the Year Ended
(In thousands, except per share data)	December 28, 2024	December 30, 2023	December 28, 2024	December 30, 2023

Net sales	$923,536	$732,377	$3,768,766	$3,420,345

Cost of goods sold	668,166	536,383	2,724,328	2,433,511
Depreciation and amortization	22,236	9,250	53,133	39,954
Selling, general, and administrative expense	64,703	51,184	226,696	208,172
Gain on sale of businesses	—	—	—	(4,137)
Gain on sale of assets, net	(1,827)	—	(5,780)	—
Impairment charges	—	324	—	6,258
Gain on insurance settlement	—	—	—	(19,466)

Operating income	170,258	135,236	770,389	756,053

Interest expense	(75)	(713)	(410)	(1,221)
Interest income	10,695	13,642	53,468	38,208
Realized and unrealized gains on short-term investments	385	21,503	914	41,865
Gain on extinguishment of NMTC liability	1,265	7,534	1,265	7,534
Environmental (expense) income	(542)	202	(2,218)	(825)
Other (expense) income, net	(3,774)	471	(2,946)	3,618

Income before income taxes	178,212	177,875	820,462	845,232

Income tax expense	(45,670)	(46,440)	(205,076)	(220,762)
Income (loss) from unconsolidated affiliates, net of foreign tax	8,061	(12,139)	2,156	(14,821)

Consolidated net income	140,603	119,296	617,542	609,649

Net income attributable to noncontrolling interests	(2,951)	(58)	(12,663)	(6,752)

Net income attributable to Mueller Industries, Inc.	$137,652	$119,238	$604,879	$602,897

Weighted average shares for basic earnings per share	111,545	111,556	111,385	111,420
Effect of dilutive stock-based awards	2,415	2,425	2,580	2,242

Adjusted weighted average shares for diluted earnings per share	113,960	113,981	113,965	113,662

Basic earnings per share	$1.23	$1.07	$5.43	$5.41

Diluted earnings per share	$1.21	$1.05	$5.31	$5.30

Dividends per share	$0.20	$0.15	$0.80	$0.60

MUELLER INDUSTRIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME, CONTINUED
(Unaudited)

	For the Quarter Ended		For the Year Ended
(In thousands)	December 28, 2024	December 30, 2023	December 28, 2024	December 30, 2023

Summary Segment Data:

Net sales:
Piping Systems Segment	$592,834	$513,938	$2,514,096	$2,382,573
Industrial Metals Segment	229,017	125,363	818,439	577,875
Climate Segment	112,622	103,933	488,446	500,790
Elimination of intersegment sales	(10,937)	(10,857)	(52,215)	(40,893)

Net sales	$923,536	$732,377	$3,768,766	$3,420,345

Operating income:
Piping Systems Segment	$148,912	$113,634	$617,451	$569,239
Industrial Metals Segment	14,399	14,972	92,560	76,379
Climate Segment	33,718	25,963	146,054	171,864
Unallocated expenses	(26,771)	(19,333)	(85,676)	(61,429)

Operating income	$170,258	$135,236	$770,389	$756,053

MUELLER INDUSTRIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

(In thousands)	December 28, 2024	December 30, 2023
ASSETS
Cash and cash equivalents	$1,037,229	$1,170,893
Short-term investments	21,874	98,146
Accounts receivable, net	450,113	351,561
Inventories	462,279	380,248
Other current assets	40,734	39,173

Total current assets	2,012,229	2,040,021

Property, plant, and equipment, net	515,131	385,165
Operating lease right-of-use assets	32,702	35,170
Other assets	730,844	298,945

	$3,290,906	$2,759,301

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current portion of debt	$1,094	$796
Accounts payable	173,743	120,485
Current portion of operating lease liabilities	8,117	7,893
Other current liabilities	215,033	187,964

Total current liabilities	397,987	317,138

Long-term debt	—	185
Pension and postretirement liabilities	11,199	12,062
Environmental reserves	15,423	15,030
Deferred income taxes	25,742	19,134
Noncurrent operating lease liabilities	24,547	26,683
Other noncurrent liabilities	11,600	10,353

Total liabilities	486,498	400,585

Total Mueller Industries, Inc. stockholders’ equity	2,773,165	2,337,445
Noncontrolling interests	31,243	21,271

Total equity	2,804,408	2,358,716

	$3,290,906	$2,759,301

MUELLER INDUSTRIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	For the Year Ended
(In thousands)	December 28, 2024	December 30, 2023

Cash flows from operating activities
Consolidated net income	$617,542	$609,649
Reconciliation of consolidated net income to net cash provided by operating activities:
Depreciation and amortization	53,376	40,824
Stock-based compensation expense	26,787	23,131
Provision for doubtful accounts receivable	1,147	(84)
(Income) loss from unconsolidated affiliates	(2,156)	14,821
Dividends from unconsolidated affiliates	4,769	—
Gain on sale of businesses	—	(4,137)
Unrealized gain on short-term investments	(549)	(24,765)
Gain on disposals of assets	(5,780)	(1)
Insurance proceeds - noncapital related	18,900	9,854
Gain on sale of securities	(365)	(17,100)
Gain on insurance settlement	—	(19,466)
Impairment charges	—	6,258
Gain on extinguishment of NMTC liability	(1,265)	(7,534)
Deferred income tax (benefit) expense	(867)	4,790
Changes in assets and liabilities, net of effects of businesses acquired:
Receivables	(56,565)	30,915
Inventories	(32,768)	67,903
Other assets	(1,046)	(20,700)
Current liabilities	24,360	(40,606)
Other liabilities	(1,145)	(3,497)
Other, net	1,533	2,511

Net cash provided by operating activities	645,908	672,766

Cash flows from investing activities
Proceeds from sale of assets, net of cash transferred	12,005	279
Purchase of short-term investments	(21,325)	(106,231)
Purchase of long-term investments	(6,785)	—
Proceeds from the sale of securities	98,465	55,454
Proceeds from the maturity of short-term investments	—	217,863
Acquisition of businesses, net of cash acquired	(602,692)	—
Capital expenditures	(80,203)	(54,025)
Insurance proceeds - capital related	6,100	24,646
Dividends from unconsolidated affiliates	—	1,093
Issuance of notes receivable	(3,800)	—
Investments in unconsolidated affiliates	(8,700)	(3,999)

Net cash (used in) provided by investing activities	(606,935)	135,080

MUELLER INDUSTRIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS, CONTINUED
(Unaudited)

	For the Year Ended
(In thousands)	December 28, 2024	December 30, 2023

Cash flows from financing activities
Dividends paid to stockholders of Mueller Industries, Inc.	(89,107)	(66,868)
Dividends paid to noncontrolling interests	—	(9,312)
Repayments of long-term debt	(222)	(241)
Issuance (repayment) of debt by consolidated joint ventures, net	397	(30)
Repurchase of common stock	(48,681)	(19,303)
Net cash used to settle stock-based awards	(22,865)	(8,755)

Net cash used in financing activities	(160,478)	(104,509)

Effect of exchange rate changes on cash	(13,823)	5,590

(Decrease) increase in cash, cash equivalents, and restricted cash	(135,328)	708,927
Cash, cash equivalents, and restricted cash at the beginning of the year	1,174,223	465,296

Cash, cash equivalents, and restricted cash at the end of the year	$1,038,895	$1,174,223